138 Putnam Street
PO Box 738
Marietta OH 45750-0738
www.peoplesbancorp.com

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Katie Bailey
December 23, 2020		Chief Financial Officer and Treasurer
(740) 376-7138

PEOPLES BANCORP INC. TO ANNOUNCE 4TH QUARTER 2020 EARNINGS AND CONDUCT CONFERENCE CALL ON JANUARY 26, 2021
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MARIETTA, Ohio - Peoples Bancorp Inc. (“Peoples”) (Nasdaq: PEBO) today announced it intends to release fourth quarter and year to date 2020 earnings before the market opens on Tuesday, January 26, 2021, and conduct a facilitated conference call with analysts, media and individual investors at 11:00 a.m. Eastern Time on the same date.
The conference call will consist of commentary from Chuck Sulerzyski, President and Chief Executive Officer, and Katie Bailey, Chief Financial Officer and Treasurer, regarding Peoples’ results followed by a question and answer period. The dial-in number for this call will be (866) 890-9285. A simultaneous webcast of the conference call audio (listen-only mode) and archived replay will be accessible online via the “Investor Relations” section of Peoples’ website. The audio replay will be available for one year.
Individuals wishing to participate in the live conference call are encouraged to call or sign in at least 15 minutes prior to the scheduled start time.
Peoples Bancorp Inc. ("Peoples", Nasdaq: PEBO) is a diversified financial services holding company and makes available a complete line of banking, trust and investment, insurance and premium financing solutions through its subsidiaries. Headquartered in Marietta, Ohio since 1902, Peoples has established a heritage of financial stability, growth and community impact. Peoples has $4.9 billion in total assets and 88 locations, including 76 full-service bank branches in Ohio, Kentucky and West Virginia. Peoples is a member of the Russell 3000 index of U.S. publicly-traded companies.
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